UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

Vertical Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Memorial Drive, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 18, 2006, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Series E Investors”) for the following (collectively the “Series E Financing”):

•	the sale of at least 22,000 shares of its newly designated Series E Convertible Preferred Stock, par value $1.00 per share (the “Series E Preferred Stock”) at a purchase price of $1,000 per share (the “Original Issue Price”);

•	the issuance of warrants (the “Tranche I Warrants”) to purchase an aggregate of 20,754,717 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at an exercise price of $0.58 per share; and

•	the issuance of additional warrants (the “Tranche II Warrants”) to purchase an aggregate of 20,754,717 shares of the Company’s Common Stock at an exercise price of $0.58 per share.

The completion of the Series E Financing is conditioned upon the consummation of a merger (the “Merger”) of Vodavi Technology, Inc. (“Vodavi”) with and into a wholly owned subsidiary of the Company (the “Merger Sub”) pursuant to the terms and conditions of an agreement and plan of merger (the “Merger Agreement”), with such date to be the “Closing Date” under the Securities Purchase Agreement. For more information on the Merger and the Merger Agreement, see “Agreement and Plan of Merger” below. Upon consummation of the Series E Financing, the gross proceeds to the Company will be $22.0 million.

Obligation to Register Shares

Pursuant to the Securities Purchase Agreement, the Company has agreed to register the shares of Common Stock issuable (collectively, the “Issued Shares”) upon conversion of the Series E Preferred Stock and upon exercise of the Tranche I Warrants and the Tranche II Warrants and the warrants to be issued pursuant to the terms and conditions of the “Credit Agreement” as defined below (the “Lender Warrants”) for resale by the Series E Investors and the Lender under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to use its best efforts to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) with respect to the Issued Shares no later than 210 days after the effective time of the Merger, and to use its best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable after (1) being informed by the Commission that the Commission has decided not to review the Registration Statement or (2) being informed by the Commission that the Commission has no further comments on such Registration Statement.

Rights Offering

The Company will offer additional shares of its Series E Preferred Stock to certain of its previous investors who are identified on Exhibit H of the Securities Purchase Agreement (the “Rights Offerees”) upon the same terms and conditions as offered to the Series E Investors, with each Rights Offeree entitled to purchase a number of shares equal to its pro rata share of the shares of Series E Preferred Stock sold in the Series E Financing, calculated on a fully diluted/as converted basis. The Company will extend this offer to the Rights Offerees promptly after the execution of the Securities Purchase Agreement, and the Rights Offerees will have twenty days thereafter to indicate whether they wish to participate in the Rights Offering, the amount of their pro rata portion they would like to purchase, and the amount, if any, in excess of their pro rata share they’d like to purchase in the event not all of the shares offered to the Rights Offerees are subscribed for.

Extinguishment of Prior Indebtedness.

As a condition to the closing of the Securities Purchase Agreement, the Company must have completely satisfied and extinguished all of its payment obligations and amounts due under the following instruments:

•	A Loan and Security Agreement dated as of September 25, 2005, in favor of Silicon Valley Bank; and

•	A Promissory Note dated as of September 28, 2005, in favor of Comdial Corporation.

The satisfaction and extinguishment of these obligations will be made prior to the closing of the Series E Financing with funds borrowed under the Initial Bridge Note. See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant—Credit Agreement” for more information on the Initial Bridge Note.

Obligations as to Board and Committee Composition.

The Board of Directors following the consummation of the Merger shall consist of, and be fixed at, eight (8) members. If the Merger is not consummated, the Board of Directors shall consist of, and be fixed at, seven (7) members.

Immediately following the closing, the members of the Board of Directors shall consist of (and the Company agrees to nominate for election) the following:

•	the chief executive officer of the Company who shall serve as a Class II director, currently William Y. Tauscher;

•	one member who shall serve as a Class II director designated by the written consent of the majority-in-interest of the shares of Common Stock held by the investors (including the affiliated assignees of such investors, the “Series B Investors”) named on the signature pages to the Company’s Series B Purchase Agreement dated as of August 8, 2001 that were acquired upon the conversion of the shares of Series B Preferred Stock held by them pursuant to the terms of the Consent, Waiver and Amendment Agreement dated September 25, 2004 (the “2004 Consent”), acting as a single class, currently Robert J. Majteles;

•	one member who shall serve as a Class II director designated by the written consent of the majority-in-interest of the shares of Common Stock held by the investors (including the affiliated assignees of such investors, the “Series C Investors”) named on the signature pages to the Company’s Series C Purchase Agreement dated as of June 27, 2003, as amended that were acquired upon the conversion of the shares of Series C Preferred Stock held by them pursuant to the terms of the 2004 Consent, acting as a single class, currently R. Randy Stolworthy;

•	two members who shall serve as Class III directors designated in writing by M/C Venture Partners, currently John W. Watkins and Matthew J. Rubins;

•	two non-executive members who shall serve as Class I directors designated by the mutual agreement of M/C Venture Partners and the Board of Directors (reflected by approval of the Board of Directors, or its Nominating or Corporate Governance committee, of a written designation by M/C Venture Partners), provided that each such non-executive member has relevant industry experience (each, an “Industry Director”), which such Industry Directors are currently Michael P. Downey and Francis E. Girard; and

•	subject to both the consummation of the Merger and acquisition by LG-Nortel Co., Ltd. (“LGN”) of 6,500 shares of the Company’s Series E Preferred Stock, one member who shall serve as a Class I director designated in writing, by LGN.

Following the date which is six months from the Closing Date, the members of the Board of Directors shall consist of (and the Company agrees to nominate for election):

•	the chief executive officer of the Company who shall serve as a Class II director,

•	one member who shall serve as a Class II director designated by the written consent of (A) Special Situations Fund III, L.P. and its Affiliates (collectively, “SSF”) so long as SSF and its Affiliates continue to beneficially own at least 50% of the shares of Common Stock acquired by SSF and its Affiliates upon the conversion of the shares of Series B Preferred Stock held by them pursuant to the terms of the 2004 Consent or (B) in the event that SSF is not entitled to appoint a director pursuant to clause (A), the majority-in-interest of the shares of Common Stock held by the Series B and C Investors that were acquired by them upon the conversion, pursuant to the terms of the 2004 Consent, of the shares of Series B Preferred Stock and Series C Preferred Stock held by them, acting as a single class;

•	two members who shall serve as Class III directors designated in writing by M/C Venture Partners (at least one of whom shall be an Industry Director);

•	three Industry Directors who shall serve as Class I directors designated by the mutual agreement of M/C Venture Partners and the Board of Directors (reflected by approval of the Board of Directors (or its Nomination or Corporate Governance committee) of a written designation by M/C Venture Partners); and

•	subject to both the Merger having been consummated and LGN’s acquisition of 6,500 shares of the Company’s Series E Preferred Stock, one member who shall serve as a Class I director designated in writing, by LGN.

Other Company Obligations Under the Securities Purchase Agreement

The Company’s affirmative covenants under the Securities Purchase Agreement include, without limitation, obligations related to (1) providing certain Series E Investors with a right of first refusal on future issuances of securities by the Company; (2) reserving shares of Common Stock for issuance upon conversion of the Series E Preferred Stock and exercise of the Tranche I Warrants and the Tranche II Warrants; and (3) removing the legends on the certificates representing the Issued Shares.

The Company’s negative covenants relate to obligations not to, without the prior consent of M/C Venture Partners, provided M/C Venture Partners holds 50% of the shares of Series E Preferred Stock purchased in the Series E Financing, (1) enter into a transaction involving a change in control of the Company; (2) incur indebtedness in excess of $3.0 million, subject to specified exceptions; (3) create any security with an equity component unless that security is junior to the Common Stock; (4) issue any equity securities; (5) transfer its intellectual property; (6) repurchase, redeem or pay dividends on any shares of capital stock (subject to limited exceptions); (7) grant stock options that are not authorized by a vote of the Board of Directors or its Compensation Committee; (8) liquidate or dissolve; (9) change the size of the Company’s Board of Directors; (10) amend the Company’s certificate of incorporation or bylaws; (11) change the nature of the Company’s business; (12) alter the voting rights of shares of the Company’s capital stock in a disparate manner; (13) take any action which would cause an adjustment to the exercise price or number of shares to be delivered under the Section 8 of the Tranche I or Tranche II Warrants; or (14) amend the Credit Agreement or the warrants issued in connection with the Credit Agreement, or take any action that would cause any increase in the number of shares for which such warrants would be exercisable.

Issuance of the Series E Preferred Stock

On or prior to the Closing Date under the Securities Purchase Agreement, the Company will amend its current Certificate of Incorporation by filing the Certificate of Designations, Preferences and Rights for the Series E Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating as Series E Preferred Stock 50,000 shares of its 30,000,000 total authorized shares of preferred stock. Upon the Closing Date, the Company shall issue 22,000 shares of its newly designated Series E Preferred Stock to the Series E Investors at a price of $1,000 per share. When issued, all outstanding shares of Series E Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable. The general terms of the Company’s Series E Preferred Stock are summarized below.

Voting. The holders of Series E Preferred Stock are entitled to vote on any matter presented at any meeting of the stockholders of the Company. Each holder of Series E Preferred Stock is entitled to cast a number votes equal to the number of whole shares of Common Stock into which the shares of Series E Preferred Stock are convertible as of the record date for determining stockholders entitled to vote on such matter. Currently, the number of shares of Series E Preferred Stock to be issued under the Securities Purchase Agreement would convert into an aggregate of 46,226,415 shares of Common Stock, which represents approximately 26.1% of the total voting power of the Company.

Certain Restrictions. If any shares of Series E Preferred Stock are outstanding, then without the prior consent of the holders of at least thirty percent (30%) of the outstanding Series E Preferred Stock, the Company cannot:

•	alter or change the rights, preferences or privileges of the Series E Preferred Stock or any provision of the Certificate of Incorporation or bylaws of the Company;

•	create or authorize the creation of any additional class or series of shares of stock, unless it is junior to the Common Stock;

•	subject to limited exceptions, issue or obligate itself to issue, any shares of the Company’s capital stock, including shares of the Series E Preferred Stock and Common Stock;

•	change the number of shares of capital stock reserved for grants or issuances under the Company’s equity incentive plans;

•	approve or engage in any transaction for the acquisition of any other entity;

•	liquidate, dissolve or wind-up the business and affairs of the Company, effect any deemed liquidation or consent to any of the foregoing;

•	subject to limited exceptions, purchase, redeem or pay any dividend on, any shares of the Company’s capital stock or permit any subsidiary to do any of the foregoing; or

•	increase or decrease the number of directors from eight members.

Dividends. From the date of issuance, the Series E Preferred Stock accrues dividends at a rate of $80.00 per year and compounds annually; provided that, in the event that a Future Financing Transaction (as defined below) is not consummated, dividends at the rate per annum of $115.00 per share shall accrue on such shares of Series E Preferred Stock from and after the Cut-Off Date (as defined below). Dividends on the Series E Preferred Stock may be declared and paid from time to time as determined by the Company’s board of directors. The Company cannot declare, pay or set aside any dividends or distributions on any other shares of capital stock of the Company unless the holders of Series E Preferred Stock first receive or simultaneously receive a dividend or distribution on each outstanding share of Series E Preferred Stock in such amounts as set forth in the Certificate of Designations.

Liquidation. Upon liquidation, dissolution or winding up, the holders of Series E Preferred Stock are entitled, before any distributions are made to the holders of the Common Stock, or any other class or series of capital stock of the Company ranking junior to the Series E Preferred Stock as to such distributions, but in any event pari passu with the holders of Series D Preferred Stock of the Company, par value $1.00 per share (the “Series D Preferred Stock”), to be paid an amount equal to the Original Issue Price and any unpaid dividends thereon, subject to adjustment.

For purposes of this liquidation preference, unless waived in writing by the holders of a majority of the Series E Preferred Stock and/or Series D Preferred Stock (as adjusted) then outstanding, a consolidation or merger of the Company into or with another entity or the sale of all or substantially all of the Company’s assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such transaction, owned less than a majority in voting power of the outstanding capital stock of the Company or its successor, would be treated as a liquidation, dissolution or winding up of the Company.

Conversion. The holders of the Series E Preferred Stock have the right, at any time and at their option, to convert each share of Series E Preferred Stock into a number of shares of the Company’s Common Stock determined by dividing the Original Issue Price (as adjusted) by the then-applicable per share conversion price of the Series E Preferred Stock. The conversion price is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, merger or consolidation by the Company. With limited exceptions, the conversion price is also subject to adjustment in the case of an issuance of shares of the Company’s Common Stock, or securities exercisable for or convertible into the Company’s Common Stock, at a per share price less than the conversion price then in effect. In the event that this occurs, the conversion price would be reduced to equal the per share price of the newly issued securities. Initially, the conversion price of the Series E Preferred Stock is $0.53 per share. Currently, the Series E Preferred Stock would convert into 46,226,415 shares of Common Stock.

Special Conversion. If the Company undertakes a Future Financing Transaction involving the Company’s equity securities on or before the date 270 days after (the “Cut-Off Date”) the first issuance of the Series E Preferred Stock, the outstanding shares of the Series E Preferred Stock will automatically convert into the shares of the Company’s equity securities sold pursuant to that Future Financing Transaction (“Future Financing Securities”). A “Future Financing Transaction” means any transaction (or series of transactions) in which the Company issues Future Financing Securities before the Cut-off Date which results in net proceeds to the Company of at least $2.5 million. A Future Financing Transaction includes any shares of Series E Preferred Stock sold in excess of the 22,000 shares of Series E Preferred Stock sold pursuant to the Securities Purchase Agreement. The holders of the Series E Preferred Stock will, upon conversion of their Series E Preferred Stock into Future Financing Securities, be entitled to all rights granted to any other purchaser of Future Financing Securities.

Anti-dilution Adjustments. In the event the Company issues additional shares of Common Stock (which includes certain options and convertible securities issued by the Company), except in limited circumstances, for no consideration or for consideration per share that is less than the conversion price of the Series E Preferred Stock then in effect, the conversion price of the Series E Preferred Stock will be reduced to equal the per share price of the newly issued securities.

Redemption. Starting three years from the date the Certificate of Designations is filed, any holder of Series E Preferred Stock may require the Company to redeem such holder’s shares of Series E Preferred Stock at a price equal to the Original Issue Price, plus all declared and unpaid dividends. The Series E Preferred Stock may be redeemed in three equal annual installments commencing 30 days after holders of at least thirty percent (30%) of the issued and outstanding shares of Series E Preferred Stock consent to such redemption. If the Company fails to redeem the Series E Preferred Stock in accordance with the Certificate of Designations, then interest will accrue on any unpaid amount at a rate of 1% per each 30-day period that such amounts remain unpaid.

Special Redemption. Upon notice of certain events triggering a mandatory conversion under the Certificate of Designations, a holder of Series E Preferred Stock may instead elect to have the Company redeem its shares of Series E Preferred Stock (the “Special Redemption”). Any such shares will be redeemed at a price equal to the Original Issue Price, plus all declared and unpaid dividends (the “Special Redemption Price”). If the Company fails to redeem the shares of Series E Preferred Stock pursuant to the Special Redemption, the holders of such shares will sell such shares to any persons that the Company designates and will sell such shares at the Special Redemption Price.

Issuance of the Tranche I Warrants

In addition to the issuance of shares of Series E Preferred Stock, the Company will issue warrants to purchase an aggregate of up to 20,754,717 shares of Common Stock at a per share exercise price of $0.58. The warrants have a term of exercise expiring ten years from the date the warrant is issued. The number of shares issuable upon exercise and the per share exercise price of the warrants is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the number of shares of Common Stock for which the warrants are exercisable is also subject to adjustment in the case of an issuance of shares of Common Stock or securities exercisable for or convertible into Common Stock, at a per share price less than the exercise price of the warrant then in effect. In the event of such an issuance, the exercise price of the warrant will be reduced to equal the per share price of the newly issued securities. The conversion price, as defined in the warrants, shall also be reduced to equal the purchase price of the new issuance of Common Stock (or securities convertible into Common Stock). The warrants are exercisable at any time prior to their expiration date by delivering the warrant certificates to the Company, together with a completed election to purchase and the full payment of the exercise price or by means of a “net exercise” feature under which the Company does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by the Company in lieu of payment of the exercise price. This net exercise right is generally limited to times when the Company is not in compliance with its obligations relating to the registration of the shares of Common Stock underlying the warrants for resale under the Company’s registration rights agreement with respect to those shares.

Issuance of the Tranche II Warrants

Under the Securities Purchase Agreement, the Company will issue to the Series E Investors at the closing warrants to purchase an aggregate of 20,754,717 shares of Common Stock at a per share exercise price of $0.58 (the “Tranche II Warrants”). The Tranche II Warrants are exercisable only if the Company fails to consummate a Future Financing Transaction on or before the date that is 270 days after the Closing Date (the “Future Financing Deadline”). If the Company does consummate a Future Financing Transaction on or before the Future Financing Deadline, the Tranche II Warrants will terminate and be void. The other terms of the Tranche II Warrants are substantially similar to the Tranche I Warrants issued in the Series E Financing.

The foregoing description of the Securities Purchase Agreement does not purport to be a complete statement of the parties’ rights under the Securities Purchase Agreement and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 2.1 hereto.

Agreement and Plan of Merger

On October 18, 2006, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Vodavi Technology, Inc., a Delaware corporation (“Vodavi”) and Vertical Acquisition Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerSub”), pursuant to which MergerSub shall be merged with and into Vodavi (the “Merger”), with Vodavi continuing its corporate existence as a wholly-owned subsidiary of the Company (the “Surviving Entity”). Upon the effectiveness of the Merger, the certificate of incorporation, the bylaws, the directors and officers of MergerSub shall be the certificate of incorporation, bylaws, directors and officers of the Surviving Entity. In accordance with Delaware law, all of the rights, privileges, powers, immunities, purposes and franchises of Vodavi and the MergerSub shall vest in the Surviving Entity. Immediately prior to the effective time of the Merger, all outstanding options to purchase shares of Vodavi capital stock, whether vested or not vested, shall be exercised pursuant to a cashless exercise procedure and all equity incentive plans administered by Vodavi shall be terminated.

At the effective time of the Merger, each issued and outstanding share of capital stock of Vodavi, except for dissenting shares, will be converted into the right to receive $7.50 cash, without interest, on the terms specified in the Merger Agreement. The aggregate consideration payable by the Company to the stockholders of Vodavi will be approximately $31.2 million in cash, obtained partly through the Series E Financing discussed above and partly through the Loan Transaction described below, subject to adjustment as provided in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Voting Agreement

The Company entered into a Voting Agreement, dated as of October 18, 2006, with certain stockholders of Vodavi, whereby such stockholders agreed to (a) appear at a meeting of stockholders or otherwise cause their shares to be counted as present thereat for purposes of establishing a quorum and (b) vote (or cause to be voted) their shares in favor of the Merger and such other matters as may be necessary or advisable to consummate the transactions contemplated by the Merger Agreement.

LGN Voting Agreement

The Company entered into a Voting Agreement, dated as of October 18, 2006, with LG-Nortel Co. Ltd (“LGN”) and Vodavi, whereby the Company agreed to (a) continue to support LGN’s product line consistent with the historic relationship between Vodavi and LGN; (b) distribute, on a nonexclusive basis, certain LGN products in fulfilling purchase orders for Nortel and supporting the LGN products sold by Nortel in North America; and (c) for the purpose of facilitating the transition following the effective time of the Merger, prior to the effective time of the Merger, enter into arrangements whereby Vodavi’s current chief executive officer and chief financial officer agree to cooperate with transitional services related to LGN’s relationship with Vodavi for a term of no less than nine months from the effective time of the Merger.

Memorandum of Understanding

The Company entered into a Memorandum of Understanding, dated as of October 18, 2006 (the “MOU”), with LGN pursuant to which the Company agreed to (a) continue to support LGN’s product line consistent with the historic relationship between Vodavi and LGN; (b) distribute, on a nonexclusive basis, certain LGN products in fulfilling purchase orders for Nortel and supporting the LGN products sold by Nortel in North America on mutually acceptable terms; (c) make available to LGN an investment into its equity securities through the Series E Financing on economic terms no less favorable than those received by any other investor in connection with the Series E Financing, provided however, LGN was not accorded any investors’ rights to approve and waive certain covenants and conditions in connection with the Series E Financing which may be held by other investors; and (d) use its best efforts to cause one (1) designee of LGN to be elected to the Board of Directors of the Company at the earliest feasible time following consummation of the Merger and continue to do so for so long as LGN holds at least 80% of the outstanding shares purchased by LGN in the Series E Financing. Pursuant to the terms of the MOU, LGN agreed to honor its existing relationship with Vodavi and assign all rights under its supply agreement with Vodavi to the Company.

Amendment to 2004 Stock Incentive Plan

On October 18, 2006, the Board of Directors of the Company approved an amendment to the Company’s 2004 Stock Incentive Plan (the “Plan”) to increase in the number of shares of Common Stock issuable pursuant to awards under the Plan from 10,768,865 to 24,584,167 shares.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Credit Agreement

The Company entered into a Credit Agreement (the “Credit Agreement”) dated as of October 18, 2006, by and among the Company, Vertical Communications Acquisition Corp., a Delaware corporation (“VCAC”), Columbia Partners, L.L.C. Investment Management (“Investment Manager”), and NEIPF, L.P. (“Lender”), pursuant to which the Company agreed to (a) as long as certain conditions are satisfied, issue a senior secured promissory note payable to Lender (the “Initial Bridge Note”) in the principal amount of up to $10.0 million; (b) so long as certain conditions are satisfied, issue a senior secured promissory note payable to Lender (the “Subsequent Bridge Note”) in the principal amount of $5.0 million; (c) so long as certain conditions are satisfied, issue a senior secured promissory note payable to Lender (the “Term Note” and, together with the Initial Bridge Note and the Subsequent Bridge Note, the “Loans”) in the principal amount of $15.0 million; and (d) upon the issuance of the Initial Bridge Note, issue to Lender (i) a Warrant to purchase 4,500,000 shares of the Company’s Common Stock at an exercise price equal to $0.01 per share on terms and conditions substantially similar to the Tranche I Warrant and (ii) an additional warrant for the purchase of 500,000 shares of the Company’s Common Stock at an exercise price equal to $0.01 per share on terms and conditions substantially similar to the Tranche II Warrant (collectively, the “Lender Warrants”). The Lender Warrants are attached as Exhibit 4.5 and Exhibit 4.6.

Maturity. The principal amount of the Term Note and any accrued and unpaid interest thereon, including a payment premium, is due and payable in full thirty six (36) months from the date of issuance of the Term Note. The principal amount of the Initial Bridge Note and the Subsequent Bridge Note and any accrued and unpaid interest thereon is due and payable on July 1, 2007.

Interest. The outstanding principal amount of the Initial Bridge Note and the Subsequent Bridge Note shall each bear interest at a rate per annum of fourteen percent (14%), payable in cash in arrears each fiscal quarter. The outstanding principal amount of the Term Note shall bear interest at a rate per annum equal to the applicable federal rate for the term of the Term Note as most recently published in the Internal Revenue Code of 1986, as amended, provided that upon any payment or prepayment of any amount of the Term Note, whether at its scheduled or other maturity or upon the occurrence of a Liquidity Event or Partial Liquidity Event, the Company is also obligated to pay to the Lender a payment premium equal to the amount required to provide the Lender with a rate of return of 13.5% per annum on the principal amount repaid (subject to increase to 15.5% for any period in which an Event of Default shall have occurred and be continuing).

Events of Default. An “Event of Default” under the Credit Agreement will entitle the Lender to certain rights. These Events of Default include, without limitation, failure by the Company to meet its payment obligations under the Credit Agreement as well as any other outstanding indebtedness of the Company; the Company’s breach of certain of its obligations and covenants under the Credit Agreement; the Company’s breach of any representation, warranty, certification or other statement made in any document relating to the Loans; the Company’s insolvency and/or voluntary or involuntary bankruptcy; a final money judgment has been handed down against the Company’s assets in an amount in excess of $250,000 per individual case or $1.0 million in the aggregate during the term of the Credit Agreement; an order, judgment or decree is entered against the Company decreeing the dissolution or split up of the Company and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; and the failure of the Company or any creditor of the Company to comply with the terms of any subordination or intercreditor agreement or any subordination provisions of any note or other document running to the benefit of Lender or Investment Manager.

Remedies upon Events of Default. Upon an Event of Default, the following remedies shall become available under the Credit Agreement:

•	all obligations under the Credit Agreement shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind;

•	Investment Manager may, and at the request of Lender shall, by written notice (i) declare all or any portion of the obligations under the Credit Agreement to be immediately due and payable together with accrued interest thereon and (ii) exercise any other remedies which may be available under all documents related to the Loans or applicable law; and

•	with prior written consent of Investment Manager, Lender may set off any and all (i) balances held by Lender at any of its offices for the account of the Company and (ii) other property at any time held or owing by Lender to or for the credit or for the account of the Company against and on account of any of the obligations of the Company under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights under the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.3 hereto.

Security Agreement

In connection with the Credit Agreement, the Company entered into a Security Agreement dated as of even date with the Credit Agreement, by and among the Company, VCAC and Investment Manager pursuant to which the Company granted a general security interest in substantially all of the Company’s assets in favor of Investment Manager as agent for Lender.

Upon an Event of Default (as described above in connection with the Credit Agreement), Investment Manager shall have, among other rights, the right to marshal the Company’s assets; to appoint a receiver to take possession of and to manage all or any portion of the collateral under the Security Agreement; and to sell, assign, and deliver or otherwise dispose of or cause to be sold or otherwise disposed of, the whole or any part of the collateral under the Security Agreement, at one or more commercially reasonable public or private sales, without demand or advertisement of the time or place of sale or of any adjournment thereof, for such price and upon such terms and conditions as Investment Manager, if any, may deem best in its exercise of its commercially reasonable discretion.

The foregoing description of the Security Agreement does not purport to be a complete statement of the parties’ rights under the Security Agreement and is qualified in its entirety by reference to the full text of the Security Agreement, which is filed as Exhibit 10.5 hereto.

Pledge Agreement

The Company entered into a Pledge Agreement (the “Pledge Agreement”) dated as of even date with the Credit Agreement by and among the Company, VCAC, and Investment Manager, pursuant to which the Company pledged to Investment Manager, for the benefit of Lender and in connection with the Credit Agreement, all rights in the outstanding shares of the capital stock of VCAC held by the Company, including all options and warrants for the purchase of shares of the capital stock of VCAC held by the Company and all additional shares of stock of VCAC which may be acquired by the Company in the future.

The foregoing description of the Pledge Agreement does not purport to be a complete statement of the parties’ rights under the Pledge Agreement and is qualified in its entirety by reference to the full text of the Pledge Agreement, which is filed as Exhibit 10.7 hereto.

Intellectual Property Security Agreement

The Company entered into an Intellectual Property Security Agreement (the “IP Security Agreement”) dated as of even date with the Credit Agreement by and among the Company, VCAC, and Investment Manager, pursuant to which the Company granted a security interest in certain of its intellectual property to Investment Manager, as agent for Lender, in connection with the Credit Agreement. The security interest granted by the Company to Investment Manager under the IP Security Agreement is in conjunction with the security interest granted by the Company to Investment Manager pursuant to the Security Agreement.

The foregoing description of the IP Security Agreement does not purport to be a complete statement of the parties’ rights under the IP Security Agreement and is qualified in its entirety by reference to the full text of the IP Security Agreement, which is filed as Exhibit 10.6 hereto.

Item 3.02	Unregistered Sales of Equity Securities

On October 18, 2006, pursuant to the terms of the Securities Purchase Agreement described under the heading, “Item 1.01—Entry into a Material Definitive Agreement—Securities Purchase Agreement” above, the Company agreed to sell an aggregate of 22,000 shares of its Series E Preferred Stock at a per share cash purchase price of $1,000.00 and to issue the Tranche I Warrants for the purchase of 20,754,717 shares of the Company’s Common Stock and the Tranche II Warrants for the purchase of and additional 20,754,717 shares of the Company’s Common Stock. Upon consummation of the Series E Financing, the Company shall receive gross proceeds from the sale of approximately $22.0 million, which will be used in part to finance the consideration for the Merger. Please see “Item 1.01 - Entry into a Material Definitive Agreement—Securities Purchase Agreement” for a description of the Series E Financing, including the issuance of the Tranche I Warrants and the Tranche II Warrants.

In addition, the Company will issue the Lender Warrants pursuant to the terms and conditions of the Credit Agreement. See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” above for additional details on the Lender Warrants.

The foregoing sales and issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On or prior to the Closing Date under the Securities Purchase Agreement, the Company will amend its current Certificate of Incorporation by filing the Certificate of Designations for the Series E Preferred

Stock with the Delaware Secretary of State, designating as Series E Preferred Stock 50,000 shares of its 30,000,000 total authorized shares of preferred stock. See “Item 1.01 - Entry into a Material Definitive Agreement—Series E Preferred Stock” above.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro Forma financial information

None.

(c)	Exhibits

2.1	Agreement and Plan of Merger dated as of October 18, 2006, by and among Vertical Communications, Inc, Vertical Acquisition Sub Inc. and Vodavi Technology, Inc.

3.1	Form of Certificate of Powers, Designations, Preferences and Rights of the Series E Convertible Preferred Stock of Vertical Communications, Inc.

4.1	Voting Agreement dated as of October 18, 2006 by and among Vertical Communications, Inc., LG-Nortel Co. Ltd and Vodavi Technology, Inc.

4.2	Voting Agreement dated as of October 18, 2006 by and between Vertical Communications, Inc. and certain stockholders of Vodavi Technology, Inc.

4.3	Form of Tranche I Warrant to purchase shares of the Company’s Common Stock, to be issued by Vertical Communications, Inc. with schedule of warrant holders attached therein.

4.4	Form of Tranche II Warrant to purchase shares of the Company’s Common Stock to be issued by Vertical Communications, Inc. with schedule of warrant holders attached therein.

4.5	Form of Warrant to purchase shares of the Company’s Common Stock, to be issued by Vertical Communications, Inc. to NEIPF, L.P.

4.6	Form of Additional Warrant to purchase shares of the Company’s Common Stock, to be issued by Vertical Communications, Inc. to NEIPF, L.P.

10.1	Memorandum of Understanding dated as of October 18, 2006 by and between Vertical Communications, Inc and LG-Nortel Co. Ltd.

10.2	Securities Purchase Agreement dated as of October 18, 2006 by and between Vertical Communications, Inc. and certain investors.

10.3	Credit Agreement dated as of October 18, 2006, by and among Vertical Communications, Inc., Columbia Partners, L.L.C. Investment Management and NEIPF, L.P.

10.4	Form of Senior Secured Promissory Note (Initial Bridge Note) issued by Vertical Communications, Inc. to NEIPF, L.P.

10.5	Security Agreement dated as of October 18, 2006, by and among Vertical Communications, Inc., Vertical Communications Acquisition Corp., Columbia Partners, L.L.C. Investment Management, and NEIPF, L.P.

10.6	Intellectual Property Security Agreement dated as of October 18, 2006, by and among Vertical Communications, Inc., Vertical Communications Acquisition Corp., Columbia Partners, L.L.C. Investment Management, and NEIPF, L.P.

10.7	Pledge Agreement dated as of October 18, 2006, by and among Vertical Communications, Inc., Columbia Partners, L.L.C. Investment Management, and NEIPF, L.P.

99.1	Press Release, dated October 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2006 VERTICAL COMMUNICATIONS, INC.

By:	/s/ Kenneth Clinebell
Name:	Kenneth Clinebell
Title:	Chief Financial Officer, Treasurer and Secretary